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                                  Exhibit l.4

                                                           BINGHAM McCUTCHEN LLP
                                                           150 Federal St.
                                                           Boston, MA 02110
                                                           617.951.8000
                                                           617.951.8736 Fax
                                                           bingham.com

                               September 24, 2003

Bell, Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, Illinois 60602

RE: Nuveen Diversified Dividend and Income Fund

Ladies and Gentlemen:

As special Massachusetts counsel for Nuveen Diversified Dividend and Income Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 2 to the Registrant's registration statement on Form N-2 on August 28, 2003.

In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933.


                                Very truly yours,

                                /s/ Bingham McCutchen LLP